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                                                         GRANT THORNTON [Logo]






                       INDEPENDENT AUDITORS' CONSENT



To the Board of Directors of Zoltek Companies, Inc.

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated 17 December 1999 on the consolidated financial statements of Structural Polymer (Holdings) Limited for the three years ended 31 December 1998 included in Zoltek Companies, Inc.'s Current Report on Form 8-KA dated 19 November 1999. We consent to all references to our firm under the heading "Experts" in this Registration Statement on Form S-3.

/s/ Grant Thornton

GRANT THORNTON
SOUTHAMPTON, ENGLAND

12 April 2000